UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 29, 2007, Crdentia Corp. (“Crdentia”) entered into a definitive Membership Interest Purchase Agreement (the “Membership Purchase Agreement”) by and among Crdentia, CRDE Corp., Crdentia’s wholly-owned subsidiary (“CRDE”), ATS Universal, LLC d/b/a ATS Health Services (“ATS Universal”), Pass-Kessler Associates, Inc. (“PKA”), Universal Healthcare Staffing Corp. (“Healthcare Staffing”) and Kay Cowling (together with PKA and Healthcare Staffing, the “Members”) which is dated as of October 22, 2007.  Pursuant to the Membership Purchase Agreement, CRDE will acquire 100% of the Members’ equity interests in ATS Universal in exchange for approximately $3.3 million in cash and 2.1 million shares of Crdentia’s common stock valued at $700,000.

The foregoing description of the Membership Purchase Agreement is qualified in its entirety by reference to the Membership Purchase Agreement attached as Exhibit 2.1 and incorporated herein by reference.

On October 30, 2007, Crdentia entered into a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Crdentia, CRDE, MP Health Corp., CRDE’s wholly-owned subsidiary (“MP Health”), Medical People Healthcare Services, Inc. (“Medical People”), and certain specified shareholders of Medical People (the “Shareholders”) which is dated as of October 22, 2007.  Pursuant to the Asset Purchase Agreement, MP Health will purchase specified assets and liabilities of Medical People and its affiliates (the “Purchased Assets”) in exchange for $750,000 in cash and a promissory note in the amount of $500,000.  The Purchased Assets are to be conveyed free and clear of any and all encumbrances of any kind whatsoever.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement attached as Exhibit 2.2 and incorporated herein by reference.

The Membership Purchase Agreement and the Asset Purchase Agreement (the “Agreements”) have been included to provide investors with information regarding the terms of the Agreements and are not intended to provide any other factual information about the parties to the Agreements. Each of the Agreements contains representations and warranties of specified parties to the Agreements. The assertions embodied in these representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreements. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

On October 26, 2007, Crdentia issued a Common Stock Purchase Warrant to FatBoy Capital, LP (“FatBoy”) to purchase up to one million (1,000,000) shares of Common Stock of Crdentia with an exercise price of $0.45 per share (the “Warrant”).  The Warrant was issued as consideration for investment advisory services previously provided to Crdentia by FatBoy.  The Warrant is immediately exercisable and has a 5 year term.

The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 29, 2007, Crdentia completed the purchase of 100% of the outstanding equity interests in ATS Universal pursuant to the Membership Purchase Agreement.  The information regarding Crdentia’s acquisition of ATS Universal included above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information included above in Item 1.01 regarding the Warrant is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement by and among Crdentia Corp., CRDE Corp., ATS Universal, LLC, and the Members of ATS Universal, LLC dated as of October 22, 2007.
2.2

Asset Purchase Agreement by and among Crdentia Corp., CRDE Corp., MP Health Corp., Medical People Healthcare Services, Inc., and the shareholders of Medical People Healthcare Services, Inc. dated as of October 22, 2007.

10.1	Common Stock Purchase Warrant of Crdentia Corp. issued to FatBoy Capital, LP as of October 26, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

November 1, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement by and among Crdentia Corp., CRDE Corp., ATS Universal, LLC, and the Members of ATS Universal, LLC dated as of October 22, 2007.
2.2

Asset Purchase Agreement by and among Crdentia Corp., CRDE Corp., MP Health Corp., Medical People Healthcare Services, Inc., and the shareholders of Medical People Healthcare Services, Inc. dated as of October 22, 2007.

10.1	Common Stock Purchase Warrant of Crdentia Corp. issued to FatBoy Capital, LP as of October 26, 2007.